Exhibit 99.1

Crown Media Holdings Announces Proposed Private Offering of $300,000,000 of Senior Notes due 2019

STUDIO CITY, Calif., June 20, 2011 (BUSINESS WIRE) —

Crown Media Holdings, Inc. (“Crown Media”) announced today that it intends to commence an offering (the “Offering”) in a private placement of $300 million in aggregate principal amount of senior notes due 2019 (the “Notes”). The Offering is expected to be completed by mid-July 2011, subject to market and other conditions. The Notes will be senior unsecured obligations of Crown Media, will be guaranteed by each of Crown Media’s subsidiaries and will bear interest at a fixed rate.

In conjunction with the Offering, Crown Media also intends to enter into new senior secured credit facilities which will be secured by all of the assets of Crown Media and its subsidiaries and will be guaranteed by each of its subsidiaries (the “Senior Secured Credit Facilities”).  The consummation of the Offering is conditioned on Crown Media entering into such Senior Secured Credit Facilities.

A special committee consisting of Crown Media’s independent directors has been reviewing and will make recommendations to the Board of Directors with respect to the fairness of the terms of the Offering and the Senior Secured Credit Facilities.

Crown Media expects that the proceeds from the Offering and the Senior Secured Credit Facilities will be used to extinguish obligations under Crown Media’s existing term credit facilities, redeem its preferred stock and for general corporate purposes.

The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The proposed Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This notice is issued pursuant to Rule 135c of the Securities Act, and is for informational purposes only, and it does not constitute an offer to sell the Notes, nor a solicitation for an offer to purchase the Notes.

Forward-looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variation of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company’s most recent 10-K and 10-Q Reports. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

SOURCE: Crown Media Holdings, Inc.

IR Focus
Mindy Tucker, 914.725.8128
mindy@irfocusllc.com

Senior Secured Credit Facilities

Overview

In connection with the Transactions, we expect to enter into the Senior Secured Credit Facilities with JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions party thereto.

The Senior Secured Credit Facilities will be structured as (a) a $210 million seven-year term loan facility; and (b) a $30 million five-year revolving credit facility that will include sub-limits for letters of credit and swingline loans. In addition, the Senior Secured Credit Facilities will permit us to add one or more incremental facilities to the term loan facility and/or increase commitments under the revolving credit facility in an aggregate amount of up to $50 million, subject to receipt of commitments for such term loans or increases.

Interest rate and fees

Borrowings under the term loan facility and the revolving credit facility will bear interest, at our option, at either (a) a base rate equal to the highest of (i) the federal funds rate, plus 0.50%, (ii) the corporate base rate of interest established by the administrative agent and (iii) LIBOR for an interest period of one month beginning on such day plus 1%, or (b) LIBOR, in each case plus an applicable margin. For the term loan facility, LIBOR shall never be deemed to be less than a specified “LIBOR floor.”

We are also required to pay a commitment fee to the lenders under the revolving credit facility in respect of unutilized commitments thereunder. The commitment fee will be 0.50% per annum. In addition, we are required to pay customary fees in connection with the issuance of letters of credit.

Prepayments

The Senior Secured Credit Facilities will require us to prepay outstanding loans, subject to certain exceptions, with:

•                  100% of the net cash proceeds received from the sale or other disposition of all or any part of our assets or those of our restricted subsidiaries, other than exceptions to be agreed (including sales of inventory in the ordinary course of business) and subject to reinvestment rights;

•                  100% of the net cash proceeds received by us or any of our restricted subsidiaries from the issuance of debt or preferred stock, other than certain debt or preferred stock permitted under the Senior Secured Credit Facilities;

•                  100% of all net cash casualty and condemnation proceeds received by us or any of our restricted subsidiaries, subject to reinvestment rights; and

•                  50% of our excess cash flow and that of our restricted subsidiaries, subject to stepdowns to be agreed; provided that any voluntary prepayments of loans at not less than par (including loans under the revolving credit facility to the extent accompanied by permanent reductions of the commitments thereunder), other than prepayments funded with the proceeds of indebtedness, are to be credited against excess cash flow prepayment obligations on a dollar-for-dollar basis.

We may also voluntarily prepay outstanding loans under the Senior Secured Credit Facilities in whole or in part, with prior notice but without premium or penalty (except LIBOR breakage costs) and including accrued and unpaid interest, subject to limitations as to minimum amounts of prepayments, provided that, in connection with certain refinancings of the term loan facility on or prior to the first anniversary of the closing date of our Senior Secured Credit Facilities, a prepayment premium of 1% will be required.

Prepayments will be applied to scheduled amortization payments (i) in the case of optional prepayments, as we direct and (ii) in the case of mandatory prepayments, to the next eight scheduled quarterly installments under the term loan facility, and then pro rata to the remaining scheduled quarterly installments under the term loan facility (excluding the final payment due on the maturity date) on a pro rata basis. Lenders under the term loan facility may elect to decline their allocable portion of any mandatory prepayment. Voluntary prepayments of loans at not less than par (including loans under the revolving credit facility to the extent accompanied by permanent reductions of the commitments thereunder), other than prepayments funded with the proceeds of indebtedness, will be credited against excess cash flow prepayment obligations on a dollar-for-dollar basis.

Amortization

The term loan facility will amortize in equal quarterly installments in annual amounts equal to 1.0% of the original principal amount of the term loan facility, with the balance payable on the maturity date of the term loan facility. The revolving credit facility will not amortize.

Guarantees and security

Our obligations under the Senior Secured Credit Facilities will be fully and unconditionally guaranteed by, subject to certain exceptions, each of our existing and future domestic restricted subsidiaries. In addition, our obligations under the Senior Secured Credit Facilities and the guarantees of those obligations will be secured by substantially all of our assets and all the assets of the guarantors (other than our rights in and to any “Hallmark” trademarks), including but not limited to (a) pledges of all the equity interests held by us and each guarantor and (b) a first-priority security interest in substantially all of our present and after-acquired assets and those of each guarantor, in each case subject to certain exceptions. Following any exercise of remedies, proceeds of collateral will be applied to satisfy obligations relating to the revolving credit facility before such proceeds are used to satisfy obligations relating to the term loan facility.

Certain covenants and events of default

The Senior Secured Credit Facilities will contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability and that of our restricted subsidiaries to:

•                  dispose of assets and make changes in business and ownership;

•                  engage in mergers or acquisitions;

•                  pay dividends or distributions or repurchase or redeem capital stock or make other restricted payments;

•                  incur additional indebtedness or issue preferred stock or prepay, amend or redeem certain indebtedness;

•                  make investments, loans or advances;

•                  create liens on assets and make negative pledges;

•                  engage in certain transactions with affiliates;

•                  permit certain restrictions affecting subsidiaries;

•                  enter into sale and leaseback transactions;

•                  amend junior debt documents; and

•                  change our fiscal year.

The Senior Secured Credit Facilities will also require us to comply with a maximum total leverage ratio and a maximum senior secured leverage ratio. In addition, the Senior Secured Credit Facilities will contain certain customary affirmative covenants and events of default.

Summary historical financial and operating data

The following summary historical consolidated financial and operating data for each of the years ended December 31, 2008, 2009 and 2010 and the three months ended March 31, 2010 and 2011 have been derived from our consolidated financial statements. Our audited consolidated financial statements for each of the years ended December 31, 2008, 2009 and 2010 and our unaudited consolidated financial statements for each of the three months ended March 31, 2010 and 2011 appear elsewhere in this offering memorandum. Unaudited amounts presented for the twelve month period ended March 31, 2011 were derived from the 2010 and 2011 results presented below and are not otherwise presented elsewhere in this offering memorandum. Historical results are not necessarily indicative of the results to be expected in the future.

You should read all of the information presented below together with “Management’s discussion and analysis of financial condition and results of operation” and our financial statements, including the notes thereto, all of which appear elsewhere in this offering memorandum. Results for prior periods may not be indicative of results that may be achieved in future periods.

	Years ended December 31,			Three months ended March 31,		Twelve months ended March 31,
(in thousands)	2008	2009	2010	2010	2011	2011
				(unaudited)		(unaudited)
Revenue:
Subscriber fees	$57,153	$63,597	$68,819	$16,994	$17,749	$69,574
Advertising	223,396	214,545	218,152	51,310	55,734	222,576
Sublicense fees and other revenue	1,245	1,422	301	74	112	339
Total revenue	281,794	279,564	287,272	68,378	73,595	292,489
Cost of services:
Programming costs	140,698	127,528	125,249	29,157	32,107	128,199
Contract termination fees expense(1)	—	4,718	103	—	—	103
Other costs of services	13,081	15,333	11,826	2,697	2,952	12,081
Total cost of services	153,779	147,579	137,178	31,854	35,059	140,383
Selling, general and administrative expense	48,638	49,016	51,783	12,411	16,121	55,493
Marketing expense	19,603	6,551	10,152	973	350	9,529
Gain on sale of film assets	(101)	(682)	(719)	—	—	(719)
Income from continuing operations before interest and income tax expense	59,875	77,100	88,878	23,140	22,065	87,803
Interest expense, net	(100,157)	(100,539)	(55,987)	(25,464)	(1,795)	(32,318)
(Loss) income from continuing operations before income tax expense	(40,282)	(23,439)	32,891	(2,324)	20,270	55,485
Income tax (expense) benefit(2)	—	—	(8,810)	—	43,827	35,017
(Loss) income from continuing operations	(40,282)	(23,439)	24,081	(2,324)	64,097	90,502
Gain on sale of discontinued operations	3,064	847	—	—	—	—
Net (loss) income	$(37,218)	$(22,592)	$24,081	$(2,324)	$64,097	$90,502

Other financial data:
Depreciation and amortization	$3,090	$3,105	$2,617	$672	$674	$2,619
EBITDA(3)	68,305	83,657	93,520	24,338	23,037	92,219
Adjusted EBITDA(3)	66,231	82,152	94,468	24,842	25,941	95,567

	As of December 31,			As of March 31,
(in thousands)	2008	2009	2010	2010	2011
				(Unaudited)
Balance sheet data:
Cash and cash equivalents	$2,714	$10,456	$30,565	$16,615	$14,518
Goodwill(4)	314,033	314,033	314,033	314,033	314,033
Total assets	739,345	698,061	678,534	700,572	736,973
Total long-term debt, including current maturities	1,064,206	1,107,220	430,979	1,143,921	414,376
Redeemable preferred stock	—	—	198,934	—	199,732
Stockholders’ deficit	(666,933)	(698,030)	(150,965)	(705,053)	(98,938)

Subscribers at end of period (unaudited):
Hallmark Channel	85,540	88,320	87,275	89,102	87,490
Hallmark Movie Channel	13,338	29,061	37,564	33,183	40,498

(1)   In connection with the February 2010 launch of our Channels in high definition we terminated certain agreements for standard definition broadcast services. Initial recognition of the estimated costs of termination occurred in the fourth quarter of 2009.

(2)   Our history of cumulative operating losses has resulted in substantial deferred tax assets against which full valuation allowances were recorded. Accordingly, until 2011 we recognized no benefit for income tax. In 2010, the Recapitalization gave rise to cancellation of debt income which is reflected as a $3.3 million tax expense. In addition, because of adverse national economic conditions, certain states suspended the ability of taxpayers to utilize loss carryforwards for state income tax reporting purposes. As a result, we recognized an additional $5.5 million of income tax expense in 2010. In the first quarter of 2011, based on our periodic analysis of deferred tax assets, we released $44.2 million of our previously recorded valuation allowance and recognized the amount as an income tax benefit.

(3)   The following table reconciles net (loss) income to Adjusted EBITDA and net cash provided by operating activities for all periods shown. This information is unaudited. See “Non-GAAP financial measures.”

	Years Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31,
(in thousands)	2008	2009	2010	2010	2011	2011
	(Unaudited)
Net (loss) income	$(37,218)	$(22,592)	$24,081	$(2,324)	$64,097	$90,502
Subscriber acquisition fee amortization expense	2,744	2,605	2,025	526	298	1,797
Depreciation and amortization	3,090	3,105	2,617	672	674	2,619
Interest expense	100,157	100,539	55,987	25,464	1,795	32,318
Income tax expense (benefit)	—	—	8,810	—	(43,827)	(35,017)
Amortization and impairment of film assets	(468)	—	—	—	—	—
EBITDA	68,305	83,657	93,520	24,338	23,037	92,219
Gain on sale of film assets	(101)	(682)	(719)	—	—	(719)
Gain on sale of discontinued operations	(3,064)	(847)	—	—	—	—
Restricted stock unit compensation expense (benefit)	1,091	(516)	324	76	40	288
Long-term incentive plan expense	—	540	1,343	428	364	1,279
One-time investment banking fee	—	—	—	—	2,500	2,500
Adjusted EBITDA	66,231	82,152	94,468	24,842	25,941	95,567
Programming and other amortization	140,083	127,270	118,732	29,243	29,387	118,876
Provision for allowance for doubtful accounts	75	1,303	183	26	172	329
Changes in operating assets and liabilities:
Program license fees	(210,123)	(92,542)	(69,460)	(16,902)	(53,760)	(106,318)
Prepaid program license fees	706	5,877	(2,321)	(11,196)	(12,106)	(3,231)
License fees payable	75,190	(58,713)	(44,272)	(15,131)	21,841	(7,300)
Subscriber acquisition fees	(2,693)	(1,000)	(1,354)	(750)	(750)	(1,354)
Subscriber acquisition fees payable	933	(500)	142	750	500	(108)
Amounts payable under Tax Sharing Agreements(5)	—	—	(12,890)	—	—	(12,890)
Interest paid	(4,649)	(22,364)	(17,005)	(5,354)	(1,258)	(12,909)
Changes in other operating assets and liabilities, net of adjustments above	(17,675)	(3,917)	888	2,243	(2,785)	(4,140)
Net cash provided by operating activities	$48,078	$37,566	$67,111	$7,771	$7,182	$66,522

(4)   Represents goodwill related to the acquisition of Crown Media United States.

(5)   For the year ended December 31, 2010, the Company owed Hallmark Cards $12.9 million for tax as calculated pursuant to the amended tax sharing agreement and this amount was paid to Hallmark Cards in December 2010.

Distribution Information

The Hallmark Channel ended 2010 with 87.3 million subscribers and March, 2011 with 87.5 million subscribers. We currently distribute the Hallmark Channel to approximately 83.3% of all United States pay television subscribers. The following table shows the approximate number of pay television households and the Hallmark Channel subscribers for each of the twelve largest pay television distributors, and all other pay television distributors as a group, in the United States as of March 31, 2011:

Pay television distributor (In thousands, except percentages)	Total U.S. pay tv households(1)	Hallmark Channel subscribers(1)	Hallmark Channel % of pay tv households
Comcast	25,931	20,991	81.0%
DIRECTV	19,223	19,125	99.5%
Time Warner	15,622	12,710	81.4%
Dish Network	14,133	11,769	83.3%
Cox	5,441	4,441	81.6%
Charter	5,171	4,088	79.1%
Cablevision	3,317	2,708	81.6%
AT&T (U-verse)(2)	2,985	—	0.0%
Verizon Communications (FiOS)	2,511	2,053	81.7%
Mediacom	1,523	1,222	80.2%
Cequel III	1,403	1,064	75.8%
NCTC and all others	7,813	7,319	93.7%
Total	105,073	87,490	83.3%

(1)   Source: Nielsen Code and The Nielsen Public U.E. March 31, 2011.

(2)   A distribution agreement with AT&T (U-verse) ended on August 31, 2010, and our Channels are no longer being distributed by AT&T (U-verse).

The following table shows the approximate number of pay television households and the Hallmark Movie Channel subscribers for each of the twelve largest pay television distributors, and all other pay television distributors as a group, in the United States as of March 31, 2011:

Pay television distributor (In thousands, except percentages)	Total U.S. pay tv households(1)	Hallmark Movie Channel subscribers(1)	Hallmark Movie Channel % of pay tv households
Comcast	25,931	16,528	63.7%
DIRECTV	19,223	1,653	8.6%
Time Warner	15,622	7,955	50.9%
Dish Network	14,133	5,128	36.3%
Cox	5,441	825	15.2%
Charter	5,171	1,854	35.8%
Cablevision	3,317	2,370	71.5%
AT&T (U-verse)(2)	2,985	—	0.0%
Verizon Communications (FiOS)	2,511	1,843	73.4%
Mediacom	1,523	—	0.00%
Cequel III	1,403	—	0.00%
NCTC and all others	7,813	2,342	30.0%
Total	105,073	40,498	38.5%

(1)   Source: Nielsen Code and The Nielsen Public U.E. March 31, 2011.

(2)   A distribution agreement with AT&T (U-verse) ended on August 31, 2010, and our Channels are no longer being distributed by AT&T (U-verse).